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                                                            Exhibit 10.7

                               AGREEMENT




     This Agreement is made and entered into as of May 17, 1995, by and between National Semiconductor Corporation, a Delaware corporation (the "Company") and Peter J. Sprague ("Sprague").

Recitals

     Sprague has served as Chairman of the Board of Directors of the Company since 1965. Sprague now intends to retire as a member of the Board of Directors and as Chairman of the Board.

     In recognition of his many years of service as a member of the Board of Directors and as Chairman, the Company wishes to compensate Sprague in his retirement and to retain him as an independent consultant to the Company.

Agreement

     Now, therefore, it is agreed as follows:

     1. Retirement: Sprague hereby resigns as a member of the Board of Directors of the Company and as Chairman of the Board of Directors immediately effective as of the date of this Agreement.

     2. Compensation: In recognition of Sprague's many years of service as a member of the Board of Directors of the Company and as Chairman of the Board, the Company hereby agrees to the following compensation for such retirement and for services rendered to the Company as an independent consultant as provided in paragraph 4 hereof:

          a. The Company shall pay to Sprague an annual amount of $250,000, payable in equal monthly installments, for a period of ten (10) years (the last payment to be made in May 2005).

          b. The outstanding indebtedness (principal and interest) of Sprague to the Company as a result of the loan made by the Company to Sprague and evidenced by that certain Promissory Note dated April 20, 1989, (the "Note"), with a balance currently outstanding of approximately $450,000, is hereby canceled and forgiven and deemed paid in full as of the date hereof.

          c. To the extent that the forgiveness of the Note and the outstanding balance thereunder as provided above, gives rise to state and federal income tax, the Company agrees to make a payment to Sprague in an amount sufficient to cover such tax on the forgiveness as well as the resulting tax on such payment (the "Tax Gross Up"). The Tax Gross Up shall be calculated in accordance with the Company's standard practice and shall be paid by the Company directly to Sprague within 30 days of the date of this Agreement. The Company shall have no further obligation with respect to taxes arising from forgiveness of the Note and the Tax Gross Up, and payment of such taxes shall be solely the responsibility of Sprague.
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          d.  As provided in paragraph 3 hereof, the Company shall grant to Sprague an option to purchase 300,000 shares of the Company's Common Stock at an exercise price per share equal to the opening price of the Common Stock on the New York Stock Exchange on the date of grant (the "Option"). The date of grant of the Option shall be the next business day following the date of execution of this Agreement.

     Except as provided by the Tax Gross Up, all compensation and benefits (including the Option) to Sprague under this agreement shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

     3. The Option. The Option shall be evidenced by an option agreement in the form attached hereto as Exhibit A (the "Option
Agreement"). The Option Agreement shall be executed simultaneously with the execution of this Agreement. Among other things, the Option
Agreement provides for the following:

          a. The Option shall be exercisable in installments to the extent of 25% of the total number of shares subject to the Option after each anniversary of the date of the Option Agreement.

          b.  The Option shall have a term of ten (10) years.

          c. The Option and any shares of Common Stock purchased upon exercise of the Option shall be acquired for investment and not with a view towards distribution.

          d. The Company shall use its reasonable efforts to register the Option and the underlying shares of Common Stock on Form S-8 as promptly as practicable, but only to the extent that Form S-8 is available and the Option is eligible for such registration.

          e.  The Option shall be non-transferable by Sprague.

     4. Consultant. During the term of the consulting arrangement as set forth below, Sprague agrees to provide consulting services to the Company upon the reasonable request of the Chief Executive Officer at the Company, but at such places and times as shall be reasonably convenient to Sprague in his sole discretion.

          a. Sprague shall devote such of his business time and skill to the revision of such services as shall, in his sole discretion, be reasonably necessary.

          b. Sprague agrees that the compensation provided by paragraph 2 and the Option provided by paragraph 3 above shall be the full and complete compensation due and payable to Sprague for services as such consultant.

          c. The term of the consulting arrangement shall be from the date hereof through May 5, 1999, or such later date as may be agreed to in writing by the Company and Sprague.

          d. During the term of the consulting arrangement, Sprague shall be deemed to be an independent contractor and not an employee or other representative or agent of the Company.

          e.  At all times during and after the term of the consulting
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     arrangement, Sprague shall keep and treat as confidential all information relating to the business or operations of the Company, except information which is in the public domain or comes within the public domain without any breach of this Consulting Agreement.

          f. The consulting arrangement shall not limit or prohibit Sprague from engaging in other business activities or services.

          g. The Company shall have the right to terminate the consulting arrangement with Sprague at any time after May 5, 1996, upon written notice; provided, however, that any such termination of the arrangement, for any reason whatsoever, shall not affect nor diminish the Option nor the compensation to be paid by the Company to Sprague as provided in this Agreement.

     5. Representations of Sprague: Sprague hereby represents to the Company as follows:

          a. That he is acquiring the Option and the underlying shares of Common Stock upon exercise of the Option for investment and not with a view towards distribution thereof. In the event the Option is not registered on Form S-8, Sprague acknowledges that any Common Stock purchased upon exercise of the Option shall be deemed "restricted" securities within the meaning of Rule 144 under the Securities Act of 1933.

          b.  Sprague shall comply with the terms of the Option
     Agreement.

          c. Sprague is not aware of any claims or causes of action which he, or any entity of which he is an officer, director, or a 1% shareholder or affiliate, has or may have against the Company, any subsidiary of the Company, or any officer or director of the Company or a Company subsidiary.

          d. Although nothing in this Agreement shall limit or prohibit Sprague from engaging in other business activities or services, whether or not competitive to the Company, Sprague does agree that during the term of the Option, Sprague will use reasonable efforts not to disparage the Company or its officers and directors nor engage in conduct (other than competition in the normal course of business) materially adverse to the interests of the Company.

     6. Indemnification. Notwithstanding Sprague's retirement from the Board, Sprague shall remain entitled to indemnification by the Company for acts during the time he served as a member of the Company's Board of Directors to the extent permitted by the Company's governing documents.

     7.     Miscellaneous:

          a. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings or agreements, written or oral, with respect to the subject matter hereof, including without limitation, any understanding, agreements or obligations respecting any past or future compensation or other payments to Sprague by the Company.

          b.  This Agreement shall be governed by and construed in
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     accordance with the laws of the State of California.

          c. This Agreement shall be binding upon and enure to the benefit of the executors, administrators, heirs, successors and assigns of the parties hereto.

          d. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

          e. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach of the same or other provision hereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

                        NATIONAL SEMICONDUCTOR CORPORATION



                                    BY:     //s//   GILBERT F. AMELIO
                                            -------------------------
                                                    Gilbert F. Amelio
                                President and Chief Executive Officer


                                              //s//   PETER J. SPRAGUE
                                              ------------------------
                                                      PETER J. SPRAGUE
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                      NATIONAL SEMICONDUCTOR CORPORATION
                     NON-QUALIFIED STOCK OPTION AGREEMENT


     Option Agreement dated May 18, 1995 between National Semiconductor Corporation, a Delaware corporation (the "Company") and Peter J.
Sprague, a consultant of the Company or of any of its subsidiaries (the ("Optionee").

     By action taken by the Board of Directors of the Company, the Company has granted a non-qualified stock option to the Optionee to purchase shares of its Common Stock, par value $.50 per share ("Common Stock"). The Company and the Optionee desire to enter this Agreement to evidence such option. The option is granted pursuant to an Agreement between the Optionee and the Company dated May 17, 1995.

     NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     A. The Company hereby evidences its grant to the Optionee of the right and option (the "Option") to purchase all or any part of the aggregate of 300,000 full shares of Common Stock at a purchase price of $27.875 per share on the terms and conditions herein set forth.

     B. The term of the Option shall be for a period of TEN YEARS AND ONE DAY from the date hereof, or for such shorter period as prescribed herein. The Option shall be exercisable in installments as follows: none within the first year; during the second year to the extent of 25% of the total number of shares to which the Option relates; during the third year to the extent of 50% of said total (including that portion exercised in the preceding year); during the fourth year to the extent of 75% of said total (including that portion exercised in the preceding years); and during the remaining term of the Option to the extent of 100% of said total.

     C.  This Option is subject to all the ADDITIONAL TERMS AND
CONDITIONS attached hereto and by reference incorporated herein.

     IN WITNESS WHEREOF, the Optionee has hereunto set his hand and the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION





By:    //s// PETER J. SPRAGUE       By:   //s// JOHN M. CLARK III  _
       ----------------------             -----------------------
                     Optionee                      Vice President
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                      ADDITIONAL TERMS AND CONDITIONS



     1. If Optionee shall die without having exercised the Option, the Option shall become fully exercisable notwithstanding the installment exercise provisions of Paragraph B. The person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent or distribution may exercise the Option within a period of five (5) years following Optionee's death.

     2. Nothing contained in Paragraph 1 hereof is intended to extend the stated term of the Option, and in no event may the Option be exercised after the term of the Option stated in Paragraph B hereof has expired.

     3. The Option is exercisable, during the lifetime of the Optionee, only by the Optionee. The Option shall not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, and shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of the Option contrary to the provisions hereof and the levy of any attachment or similar process upon the Option shall be null and void and without effect.

     4. In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through any recapitalization resulting in share split-up, or combinations or exchanges of shares, or otherwise, the number of shares subject to the Option and the purchase price of such shares shall be appropriately adjusted by the Board of Directors of the Company. No fractional shares shall be issued upon any exercise of the Option.

     5. Subject to the terms and conditions of this Agreement, the Option may be exercised by giving written notice to the Company at its office in Santa Clara, California, attention of the Secretary, or at such other office that the Company may designate. Such notice shall (i) state the election to exercise the Option and the number of full shares in respect of which it is being exercised, and (ii) be signed by the person or persons so exercising the Option and, in the event the Option is being exercised (pursuant to Paragraph 1 hereof) by any person or persons other than the Optionee, be accompanied by appropriate proof of the right of such person or persons to exercise the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, whereupon the Company shall issue and deliver, or cause to be issued and delivered a certificate or certificates representing such shares as soon as practicable after such notice is received. The purchase price for such shares must be paid in full in cash, or paid in full, with the consent of the Board of Directors of the Company, in Common Stock of the Company valued at the opening price of the Common Stock on the New York Stock Exchange on the date of exercise or a combination of cash and Common Stock. With the consent of the Board of Directors of the Company, the payment of all or part of the applicable withholding taxes due upon exercise of an option, up to the highest marginal rates then in effect, may be made by the withholding of shares otherwise issuable upon exercise of the option. Option shares withheld in payment of such taxes shall be valued at the opening price of the Company's Common Stock on the New York Stock Exchange on the date of exercise. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name
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of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option. The date of the exercise of the Option will be the date on which the aforesaid written notice, properly executed and accompanied as aforesaid is received by the Secretary of the Company.
All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. Until the certificate or certificates have been issued as aforesaid, the person or persons exercising the Option shall possess no rights of a record holder with respect to any of such shares.

     6. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell the shares of stock subject to the Option. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of its stock to satisfy the Option shall relieve the Company from any liability for failure to issue and sell stock to satisfy the Option pending the time when such authority is obtained or is obtainable.

     7. This Option Agreement shall be governed by the laws of the State of California.
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